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                                                                 Exhibit 10.68.4


                             CANNONDALE CORPORATION
                                CHANGE-OF-CONTROL
                                SEPARATION PLAN A
                                   (TIER III)


         1. Introduction. The Board of Directors of Cannondale Corporation, a Delaware corporation (the "Company") has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of its employees, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company. The Board of Directors of the Company (the "Board") believes it is imperative to diminish the inevitable distraction of its employees by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage its employees' full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide its employees with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of Participants (as defined below) will be satisfied. Therefore, in order to accomplish these objectives, the Board hereby adopts the Cannondale Corporation Change of Control Separation Plan A (the "Plan").

         2. Certain Definitions. (a) The "Effective Date" shall mean the first date during the Change of Control Period (as defined in Section 2(b)) on which a Change of Control (as defined in Section 3) occurs.

         (b) The "Change of Control Period" shall mean the period commencing on the date hereof and ending on the second anniversary of the date hereof; provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the "Renewal Date"), unless previously terminated, the Change of Control Period shall be automatically extended so as to terminate two years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give notice to the Participant that the Change of Control Period shall not be so extended.

         (c) "Participant" shall mean an employee who has been designated by the Board from time to time as a participant in the Plan. Prior to the occurrence of a Change of Control, the Board may add or remove any employee as a Participant, and such employee's status as a Participant or a non-Participant shall be effective as of the date of such Board action.

         3. Change of Control. For the purpose of this Plan, a "Change of Control" shall mean:

         (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the
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Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding
Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of
Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 3; or

         (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination would beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or


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         (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         4. Eligibility. All employees who are so identified from time to time pursuant to Section 2(c) hereof shall be Participants in the Plan. The Board may from time to time designate other employees as Participants. A Participant shall cease to be a Participant in the Plan when he ceases to be an employee of the Company or its affiliated companies or when his designation as a Participant is rescinded by the Board pursuant to Section 2(c), unless such Participant is then entitled to payment as provided in Section 7 of the Plan. A Participant entitled to such payment shall remain a Participant in the Plan until the full amount of all payments due hereunder has been paid to him. As used in this Plan, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

         5. Termination of Employment. (a) Death or Disability. The Participant's employment shall terminate automatically upon the Participant's death. If the Company determines in good faith that the Disability of the Participant has occurred (pursuant to the definition of Disability set forth below), it may give to the Participant written notice of its intention to terminate the Participant's employment. In such event, the Participant's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Participant (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Participant shall not have returned to full-time performance of the Participant's duties. For purposes of this Plan, "Disability" shall mean the absence of the Participant from the Participant's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and reasonably acceptable to the Participant or the Participant's legal representative.

         (b) Cause. The Company may terminate the Participant's employment for Cause. For purposes of this Plan, "Cause" shall mean:

                  (i) the willful and continued failure of the Participant to perform substantially the Participant's duties with the Company or one of its affiliated companies (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Participant has not substantially performed the Participant's duties, or

                  (ii) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

For purposes of this provision, no act or failure to act on the part of the Participant, shall be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant's action or omission was in the best interests of the


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Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company.

         (c) Notice of Termination. Any termination by the Company shall be communicated by Notice of Termination to the Participant. For purposes of this Plan, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Plan relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment under the provision so indicated and (iii) if the Date of Termination (as described below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice).

         (d) Date of Termination. "Date of Termination" means (i) if the Participant's employment is terminated by the Company for Cause, the date of receipt of the Notice of Termination, (ii) if the Participant's employment is terminated by the Company other than for Cause, the Date of Termination shall be the date on which the Company notifies the Participant of such termination and
(iii) if the Participant's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Participant or the Disability Effective Date, as the case may be.

         7. Obligations of the Company upon Termination. (a) Other Than for Cause, Death or Disability. If, the Company shall terminate the Participant's employment other than for Cause, death or Disability:

                  (i) the Company shall pay to the Participant in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                           (A) the sum of (1) the Participant's annual base
                  salary at the time of a Change of Control (the "Annual Base Salary") through the Date of Termination to the extent not theretofore paid, (2) any compensation previously deferred by the Participant (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1) and (2) shall be hereinafter referred to as the "Accrued Obligations"); and

                           (B) the amount equal to the product of (1) one and
                  one-half and (2) the Participant's Annual Base Salary;

                  (ii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Participant any other amounts or benefits required to be paid or provided or which the Participant is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other


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         amounts and benefits shall be hereinafter referred to as the "Other
         Benefits"); and

                  (iii) the amounts payable to the Participant hereunder shall be reduced by any amount required to be paid to such Participant upon termination of employment pursuant to any applicable law or regulation.

         (b) Death. If the Participant's employment is terminated by reason of the Participant's death, the Company shall have no further obligations to the Participant's legal representatives under this Plan, other than for payment of Accrued Obligations. Accrued Obligations shall be paid to the Participant's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination.

         (c) Disability. If the Participant's employment is terminated by reason of the Participant's Disability, the Company shall have no further obligations to the Participant under this plan, other than for payment of Accrued Obligations. Accrued Obligations shall be paid to the Participant in a lump sum in cash within 30 days of the Date of Termination.

         8. Non-exclusivity of Rights. Nothing in this Plan shall prevent or limit the Participant's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Participant may qualify, nor, subject to amendment or termination of the Plan pursuant to Section 13, shall anything herein limit or otherwise affect such rights as the Participant may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Participant is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Plan.

         9. Full Settlement. The Company's obligation to make the payments provided for in this Plan and otherwise to perform its obligations hereunder shall not be affected by any setoff, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Participant or others. In no event shall the Participant be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Participant under any of the provisions of the Plan and such amounts shall not be reduced whether or not the Participant obtains other employment.

         10. Certain Reduction of Payments by the Company. (a) Anything in the Plan to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company or its affiliated companies to or for the benefit of a Participant (whether paid or payable or distributed or distributable pursuant to the terms of the Plan or otherwise) (a "Payment") would be nondeductible by the Company for Federal income tax purposes because of
Section 280G of the Code, then the aggregate present value of amounts payable or distributable to or for the benefit of the Participant pursuant to the Plan (such payments or distributions pursuant to the Plan are hereinafter referred to as "Plan Payments") shall be reduced


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to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Plan Payments without causing any Payment to be nondeductible by the Company because of
Section 280G of the Code. For purposes of this Section 10, present value shall be determined in accordance with Section 280G(d)(4) of the Code.

                  (b) All determinations required to be made under this Section 10 shall be made by Ernst & Young LLP (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Participant within fifteen (15) business days of the Date of Termination or such earlier time as is requested by the Company. Any such determination by the Accounting Firm shall be binding upon the Company and the Participant. Within five (5) business days of the determination by the Accounting Firm as to the Reduced Amount, the Company shall pay to or distribute to or for the benefit of the Participant such amounts as are then due to the Participant under the Plan. If Plan Payments are to be reduced, the Participant shall determine which Plan Payments shall be reduced to comply with this Section.

                  (c) Notwithstanding the foregoing or any other provision of the Plan to the contrary, the limitation set forth in this Section 10 shall not apply in the event that the Accounting Firm determines that the benefits to the Participant under the Plan on an after-tax basis (i.e., after Federal, state and local income and excise taxes) if such limitation is not applied would exceed the after-tax benefits to the Participant if such limitation is applied.

         11. Successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise), to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform the Plan in the same manner and to the same extent that the Company would be obligated under the Plan if no succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform the Plan by operation of law, or otherwise.

         12. Duration. If a Change in Control has not occurred, the Plan shall expire five (5) years from the date the Plan is adopted by the Board, unless sooner terminated as provided in Section 13, or unless extended as described below. Following the end of the five (5) year term, on each anniversary of the Effective Date before a Change in Control, the term of the Plan shall be automatically extended to continue for an additional one (1) year period, unless the Board, by vote of a majority of the entire Board, determines before the anniversary date that the term will not be extended. If a Change in Control occurs during the term of the Plan, the Plan shall continue in full force and effect and shall not terminate or expire until all Participants who become entitled to payments hereunder shall have received such payments in full.

         13. Amendment and Termination. The Plan may be terminated or amended in any respect by resolution adopted by a majority of the Incumbent Board, unless a Change in Control has previously occurred. If a Change in Control occurs, the Plan shall no longer be subject to


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amendment, change, substitution, deletion, revocation or termination in any respect whatsoever.

         14. Form of Amendment. The form of any amendment or termination of the Plan shall be a written instrument signed by a duly authorized officer or officers of the Company, certifying that the amendment or termination has been approved by the Incumbent Board. An amendment of the Plan shall automatically effect a corresponding amendment to all Participant's rights hereunder. A termination of the Plan shall automatically effect a termination of all Participants' rights and benefits hereunder.

         15. Withholding Taxes. The Company may directly or indirectly withhold from any payments made under the Plan all Federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

         16. Indemnification. If a Participant institutes any legal action in seeking to obtain or enforce, or is required to defend any legal action regarding the validity or enforceability of, any right or benefit provided by the Plan, the Company will, if the Participant substantially prevails in such action, pay for all reasonable legal fees and expenses incurred by such Participant.

         17. Employment Status. The Plan does not constitute a contract of employment or impose on the Participant or the Company or any of its affiliated companies any obligation to retain the Participant as an employee, to change the status of the Participant's employment, or to change the Company's policies or those of its affiliated companies regarding termination of employment. The employment of any Participant by the Company is "at will" and, prior to the Effective Date, the Participant's employment may be terminated by either the Participant or the Company at any time, in which case the Participant shall have no further rights under the Plan.

         18. No Attachment. Except as required by law, no right to receive payments under the Plan shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

         19. Source of Payment. All payments provided for under the Plan shall be paid in cash from the general funds of the Company. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Company shall make any investments to aid it in meeting its obligations hereunder, the Participants shall have no right, title or interest whatever in or to such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured general creditor of the Company.


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         20. Validity and Severability. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provisions of the Plan, which shall remain in full force and effect, and any prohibition of enforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         21. Governing Law. The validity, interpretation, construction and performance of the Plan shall in all respects be governed by the laws of the State of Connecticut, without reference to principles of conflict of laws.

         22. Named Fiduciary and Administrator. For the purposes of the Employee Retirement Income Security Act of 1974, the Company shall be the "named fiduciary" and the "Administrator" of the Plan. The Plan Administrator shall operate, interpret and implement the Plan. The Plan Administrator shall have all such powers as are necessary to discharge its duties, including, but not limited to, the interpretation and construction of all provisions of the Plan, the determination of all questions of eligibility, participation, benefits and all other related or incidental matters, and such duties and powers of Plan administration which are not assumed from time to time by any other appropriate entity, individual, or institution. The Plan Administrator shall decide all such questions and its decisions and determinations that are not arbitrary and capricious shall be binding and conclusive on the Company, the Participant, the Participant's designee, and the Participant's spouse or other dependent or beneficiary, employees, and all other interested parties. The Plan Administrator may require each Participant to submit, in such form as it shall deem reasonable and acceptable, proof of any information which the Plan Administrator finds necessary or desirable for the proper administration of the Plan.


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